UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2023

FINTECH ECOSYSTEM DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40914	86-2438985
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Springhouse Drive, Suite 204, Collegeville, PA	19426
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 226-8101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one shares of Class A common stock, one right and one-half of one redeemable warrant	FEXDU	The Nasdaq Capital Market
Class A common stock, par value $0.0001 per share	FEXD	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	FEXDW	The Nasdaq Capital Market
Rights included as part of the units	FEXDR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 12, 2023, Fintech Ecosystem Development Corp. (the “Company”) held an extraordinary general meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved a proposal to allow board of directors of the Company to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies, or otherwise in connection with, the approval of the Company’s proposal to amend its charter to extend the date by which the Company has to consummate its initial business combination so as to provide the Company with additional time to complete an initial business combination (the “Adjournment Proposal”).

Approval of the Adjournment Proposal required the affirmative vote of the majority of the votes cast by stockholders represented in person or by proxy at the Special Meeting.

The Adjournment Proposal presented at the Special Meeting was approved by the Company’s stockholders. The final voting results for the Adjournment Proposal are set forth below.

FOR	AGAINST	ABSTAIN
12,820,989	147,209	0

The adjourned Special Meeting is scheduled to reconvene at 10:00 a.m., Eastern time, on April 20, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2023

FINTECH ECOSYSTEM DEVELOPMENT CORP.

By:	/s/ Saiful Khandaker
Name:	Saiful Khandaker
Title:	Chairman and Chief Executive Officer